As filed with the Securities and Exchange Commission on March 31, 2014

Registration No. 333-193942

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SWK Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	6159	77-0435679
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15770 North Dallas Parkway, Suite 1290
Dallas, Texas 75248
(972) 687-7250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Brett Pope
Chief Executive Officer
15770 North Dallas Parkway, Suite 1290
Dallas, Texas 75248
(972) 687-7250

(Name, address including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Tammy Knight, Esq.
Holland & Knight LLP
515 East Las Olas Boulevard, Suite 1200
Fort Lauderdale, Florida 33301
(954) 525-1000

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Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.001 par value			$12,500,000	$1,610	(5)
Rights to Purchase Shares of Common Stock(4)	—	—	—	—

(1)	Assumes exercise of 100% of the subscription rights.
(2)	This estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), and is based on the average of the high and low sales price of our common stock reported by the on OTCQB Marketplace on , 2014, which was $ .
(3)	Represents the aggregate gross proceeds from the issuance of the maximum number of shares of common stock, which may be issued pursuant to the exercise of rights. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)	Evidencing non-transferable rights to subscribe for _______ shares of common stock, which are being issued without consideration. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the rights because the rights are being registered in the same registration statement as the common stock of the registrant underlying the rights.
(5)	Previously paid.

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The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (SEC File No. 333-19342) of SWK Holdings Corporation is being filed solely for the purposes of amending the Exhibit Index in Item 16 of Part II of the Registration Statement and furnishing the XBRL exhibits indicated in such Item. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Part II to the Registration Statement and the Exhibit Index. The XBRL information furnished with this Amendment No. 1 had been previously included with the registrant’s periodic reports filed pursuant to its reporting obligations under the Securities Exchange Act of 1934, as amended.

No changes are being made to the prospectus constituting Part I of the Registration Statement by this filing, and therefore it has been omitted.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable in connection with the registration of the common stock hereunder. All amounts are estimates except the SEC registration fee.

SEC registration fees	$1,610
Legal fees and expenses	$250,000
Printing expenses	$16,000
Accounting fees and expenses	$7,500
Subscription agent fees and expenses	$100,000
Miscellaneous expenses	$25,000
Total	$400,110

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, our certificate of incorporation includes a provision that eliminates the personal liability of a director for monetary damages resulting from breach of his or her fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

In appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware General Corporation Law. These provisions in our certificate of incorporation do not eliminate a director’s fiduciary duty, nor do they affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Article VII, Section 6 of our Bylaws provides for mandatory indemnification of directors and executive officers and indemnification of certain employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

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In addition, we have entered into separate indemnity agreements with each of our current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and to provide additional procedural protections. These agreements require us to, among other things, indemnify the director or officer against expenses, including attorneys’ fees, judgments, fines and settlements paid by the individual in connection with any action, suit or proceeding arising out of the individual’s status or service as our director or officer, other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by the individual in connection with any proceeding against him or her individually with respect to which he or she individually may be entitled to indemnification by us.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities, including public securities matters.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits required to be filed as part of this Registration Statement are listed in the Exhibit Index attached hereto and are incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(1) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to rule 424(b)(1), or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on March 31, 2014.

SWK Holdings Corporation

/s/ J. Brett Pope
J. Brett Pope
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/J. Brett Pope (J. Brett Pope)	Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2014

/s/ Charles M. Jacobson (Charles M. Jacobson)	Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2014
March 31, 2014
/s/ William T. Clifford* (William T. Clifford)	Director
March 31, 2014
/s/ Michael Margolis* (Michael Margolis)	Director
March 31, 2014
/s/ John F. Nemelka* (John F. Nemelka)	Director
March 31, 2014
/s/ Michael Weinberg* (Michael Weinberg)	Director

By:	* /s/ J. Brett Pope
J. Brett Pope
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment dated April 18, 2000 (incorporated by reference to Exhibit 3.1 of the Form 8-K previously filed by the Company on May 4, 2000).
3.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation dated June 29, 2001 (incorporated by reference to Exhibit 4.02 of the Registration Statement on Form S-8 previously filed by the Company on July 3, 2001).
3.3	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on December 11, 2001 (incorporated by reference to Exhibit 4.03 of the Registration Statement on Form S-3 filed by the Company on January 18, 2002).
3.4	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation dated November 21, 2005 (incorporated by reference to Exhibit 3.04 of the Registration Statement on Form 8-A filed by the Company on January 31, 2006).
3.5	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Kana Software, Inc. (incorporated by reference to Exhibit 3.05 of Form 10-K previously filed by the Company on March 31, 2010).
3.6	Amended and Restated Bylaws, as amended on October 25, 2009 (incorporated by reference to Exhibit 3.1 of Form 8-K previously filed by the Company on October 27, 2009).
3.7	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on January 27, 2006 (incorporated by reference to Exhibit 3.01 to Form 8-K previously filed by the Company on January 31, 2006).
4.1	Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1/A filed by the Company on September 21, 1999).
4.2	Form of Rights Certificate (incorporated by reference to Exhibit 4.01 of the Form 8-K previously filed by the Company on January 31, 2006).
4.3	Second Amended and Restated Rights Agreement, dated as of February 2, 2012 by and between SWK Holdings Corporation and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of the Form 8-K previously filed by the Company on February 2, 2012).
4.4

Common Stock Purchase Warrant to purchase 1,000,000 shares of the Company's common stock dated September 6, 2013 issued to Double Black Diamond, L.P. (incorporated by reference to Exhibit 4.1 of the Form 8-K previously filed by the Company on September 9, 2013).

4.5**	Form of Standby Purchase Agreement
4.6**	Form of Rights Certificate
5.1***	Opinion of Holland & Knight LLP
8.1***	Opinion of Holland & Knight LLP as to certain tax matters
10.1	Kana Software, Inc. 1999 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.01 of Form 10-Q previously filed by the Company on November 14, 2006).*

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Exhibit Number	Description
10.2	2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.01 of Form 10-Q previously filed by the Company on November 9, 2010).*
10.3	SWK Holdings Corporation 2010 Equity Incentive Plan Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.02 of the Form 10-Q previously filed by the Company on November 9, 2010).*
10.4	Employment Agreement, dated May 14, 2012, between the Company and J. Brett Pope (incorporated by reference to Exhibit 10.01 of Form 10-Q previously filed by the Company on May 15, 2012).*
10.5	Employment Agreement, dated May 14, 2012, between the Company and Winston L. Black III (incorporated by reference to Exhibit 10.02 of Form 10-Q previously filed by the Company on May 15, 2012)*
10.6	Severance Compensation Agreement, dated May 14, 2012, between the Company and John F. Nemelka (incorporated by reference to Exhibit 10.03 of Form 10-Q previously filed by the Company on May 15, 2012)*
10.7	Severance Compensation Agreement, dated May 14, 2012, between the Company and Paul V. Burgon (incorporated by reference to Exhibit 10.04 of Form 10-Q previously filed by the Company on May 15, 2012)*
10.8	Purchase Agreement, among SWK Holdings Corporation, PBS Capital Management, J. Brett Pope and Winston L. Black III, dated May 14, 2012 (incorporated by reference to Exhibit 10.05 of Form 10-Q previously filed by the Company on May 15, 2012)*
10.9

Loan Agreement, dated as of September 6, 2013, among the Company, SWK Funding LLC, SWK Advisors LLC, SWK HP Holdings GP LLC, and Double Black Diamond, L.P. (incorporated by reference to Exhibit 10.1 of Form 8-K previously filed by the Company on September 9, 2013).

10.10

Pledge and Security Agreement, dated as of September 6, 2013, among the Company, SWK Funding LLC, SWK Advisors LLC, SWK HP Holdings GP LLC, and Double Black Diamond, L.P. (incorporated by reference to Exhibit 10.2 of Form 8-K previously filed by the Company on September 9, 2013).

10.11

Voting Agreement, dated as of September 6, 2013, among Double Black Diamond, L.P., Double Black Diamond Offshore Ltd., Black Diamond Offshore, Ltd. and the Company (incorporated by reference to Exhibit 10.3 of Form 8-K previously filed by the Company on September 9, 2013).

10.12

Registration Rights Agreement, dated as of September 6, 2013, among Double Black Diamond, L.P., Double Black Diamond Offshore Ltd., Black Diamond Offshore, Ltd. and the Company (incorporated by reference to Exhibit 10.4 of Form 8-K previously filed by the Company on September 9, 2013).

10.13†#	Royalty Agreement, dated April 2, 2013, among SWK Funding LLC, Bess Royalty, L.P. and InSite Vision Incorporated
10.14†#

Amended and Restated Limited Partnership Agreement of Holmdel Pharmaceuticals, L.P., dated December 20, 2012, among HP General Partner, LLC, Brett Pope, an individual, and the limited partners named therein.

10.15†#

First Amendment to Amended and Restated Limited Partnership Agreement of Holmdel Pharmaceuticals, L.P., effective as of December 20, 2012, among HP General Partner, LLC, SWK HP Holdings, LP and Holmdel Therapeutics, LLC.

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Exhibit Number	Description
10.16†#

Credit Agreement, dated January 23, 2014, among Parnell Pharmaceuticals Holdings PTY Ltd. and Parnell, Inc., as Borrowers, the subsidiaries of the Borrowers named therein, the lenders named therein and SWK Funding LLC.

21.1**	List of Subsidiaries
23.1**	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm
23.2***	Consent of Holland & Knight LLP (contained in exhibits 5.1 and 8.1)
24.1**	Power of Attorney
99.1**	Form of Instruction For Use of SWK Holdings Corporation Subscription Rights Certificates
99.2**	Form of Letter to Stockholders
99.3**	Form of Letter to Beneficial Holders
99.4**	Form of Letter to Clients
99.5**	Form of Nominee Holder Certification
99.6**	Beneficial Holder Election Form
101.INS+	XBRL Instance Document (to be furnished by amendment).
101.SCH+	XBRL Taxonomy Extension Schema Document (to be furnished by amendment).
101.CAL+	XBRL Taxonomy Extension Calculation Linkbase Document (to be furnished by amendment).
101.DEF+	XBRL Taxonomy Extension Definition Linkbase Document (to be furnished by amendment).
101.LAB+	XBRL Taxonomy Extension Label Linkbase Document (to be furnished by amendment).
101.PRE+	XBRL Taxonomy Extension Presentation Linkbase Document (to be furnished by amendment).
*	Management contract or compensatory plan or arrangement.
†	Filed herewith.
**	Previously filed
***	To be filed by Amendment.
#	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.
+	XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to liability under these Sections.

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